NATIONAL PENN BANCSHARES, INC.
                           CAPITAL. ACCUMULATION PLAN

                (Amended and Restated Effective January 1, 1997)

                                Amendment No. 2

     National Penn Bancshares, Inc. (the "Company"), adopted the National Penn Bancshares, Inc. Capital Accumulation Plan, which Plan was last amended and completely restated effective January 1, 1997.

     The Company hereby further amends the Plan as hereinafter set forth.

     1. The first sentence of subsection 4(a) is amended effective January 1, 2000 to delete the words "even multiple of 1.0%" and insert the word "percentage" in place thereof.

     2. Subsection 4(d)(i) is amended effective January 1, 1999 to add a sentence at the end thereof to read as hereinafter set forth.

          "Notwithstanding the foregoing, with respect to a Member who is an Employee on the last day of the Plan Year the amount of the Participating Company contribution shall be adjusted to the extent necessary so that the contribution amount is the amount which would have been contributed if the Member's salary reduction contributions for the Plan Year were made as an equal percentage of Compensation throughout the portion of the Plan Year the Member was eligible (if such results in a greater matching contribution)."

Executed this 31st day of December, 1999.
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Attest:                                NATIONAL PENN BANCSHARES, INC.

/s/ Sandra L. Spayd
----------------------------           By: /s/ Wayne R. Weidner
Secretary                                  ---------------------------


(corporate seal)